EXHIBIT (a)(1)(iii)

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Common Shares of

LIONS GATE ENTERTAINMENT CORP.

Pursuant to the Offer dated July 20, 2010

made by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (NEW YORK TIME) ON AUGUST 25, 2010

(THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery must be used to accept the offer dated July 20, 2010 (the “Offer”) made by Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l., Daazi Holding B.V., 7508921 Canada Inc. and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust (collectively, the “Offeror”) for UP TO ALL of the issued and outstanding common shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp., if (i) certificates for the Lions Gate Shares to be deposited are not immediately available; (ii) the holder of Lions Gate Shares cannot complete the procedure for book-entry transfer of the Lions Gate Shares on a timely basis; or (iii) the holder of Lions Gate Shares cannot deliver all other required documents to the Depositary or the U.S. Forwarding Agent no later than the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the address or facsimile number set out below.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated July 20, 2010 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.

TO: the Depositary, Computershare Investor Services Inc.

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
P.O. Box 7021 31 Adelaide Street East Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	(905) 771-4082

If a holder of Lions Gate Shares wishes to deposit such Lions Gate Shares pursuant to the Offer and certificates for such Lions Gate Shares are not immediately available, the holder cannot complete the procedure for book-entry transfer on a timely basis, or the holder cannot deliver all other required documents to the Depositary or the U.S. Forwarding Agent no later than the Expiry Time, those Lions Gate Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution;

(b)	this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified above, no later than the Expiry Time; and

(c)	the certificate(s) representing the deposited Lions Gate Shares, together with a Letter of Acceptance and Transmittal, properly completed and duly executed with any required signature guarantees, covering the deposited Lions Gate Shares, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the deposited Lions Gate Shares and, in the case of DTC accounts, a Letter of Acceptance and Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Acceptance and Transmittal, and all other documents required by the Letter of Acceptance and Transmittal are received by the Depositary at its office in Toronto at the address specified above no later than 5:00 p.m., New York time, on the third trading day on the NYSE after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

The undersigned understands and acknowledges that payment for Lions Gate Shares tendered will be made only after timely receipt by the Depositary of (i) certificates representing such Lions Gate Shares (or a Book-Entry Confirmation), and (ii) a Letter of Acceptance and Transmittal, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Acceptance and Transmittal, properly completed and duly executed, with any signatures guaranteed, if so required, or an Agent’s Message in lieu of a Letter of Acceptance and Transmittal), and (iii) all other documents required by the Letter of Acceptance and Transmittal no later than 5:00 p.m. (New York time) on the third trading day on the NYSE after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Lions Gate Shares on the purchase price of such Lions Gate Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Lions Gate Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Lions Gate Shares delivered to the Depositary before the Expiry Time.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF ACCEPTANCE AND TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL. THE GUARANTEE BELOW MUST ALSO BE COMPLETED.

DO NOT SEND CERTIFICATES FOR LIONS GATE SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR LIONS GATE SHARES MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO :	ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

AND TO: COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Lions Gate Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

LIONS GATE SHARES

Certificate Number(s)†	Name(s) in which registered	Number of Lions Gate Shares Represented by Certificate†	Number of Lions Gate Shares Deposited

TOTAL:

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

†	Need not be completed if transfer is made by book-entry

Signature(s) of Holder(s) of Lions Gate Shares	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

☐	Check here if Lions Gate Shares will be deposited by book-entry transfer

Name of Depositing Institution

Account Number

Transaction Code Number

CURRENCY OF PAYMENT

☐	Check here if you wish to receive payment under the Offer in Canadian dollars based upon the Bank of Canada noon spot exchange rate for Canadian dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Lions Gate Shares purchased pursuant to the Offer. (Check box)

A shareholder who does not check the box above will receive payment under the Offer in U.S. dollars.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Lions Gate Shares deposited hereby, in proper form for transfer, together with a Letter of Acceptance and Transmittal, properly completed and duly executed with any required signature guarantees covering the deposited Lions Gate Shares (or, in the case of a book-entry transfer of Lions Gate Shares, a Book-Entry Confirmation with respect to all Lions Gate Shares deposited hereby and, in the case of DTC accounts, a Letter of Acceptance and Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Acceptance and Transmittal), and all other documents required by the Letter of Acceptance and Transmittal no later than 5:00 p.m., New York time, on the third trading day on the NYSE after the Expiry Time.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Telephone Number

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